EXHIBIT-23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-36101) of our report dated March 4, 1997, on our audit of the consolidated balance sheet of Poore Brothers, Inc. and Subsidiaries as of December 31, 1996 and the consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".




PricewaterhouseCoopers  LLP


Phoenix, Arizona
July 8, 1998
                                       21